UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

September 5, 2009

Facet Biotech Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34154	26-3070657
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Seaport Boulevard
Redwood City, California 94063
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On September 5, 2009, the Board of Directors (the “Board”) of Facet Biotech Corporation (the “Company” or “we”) elected Hoyoung Huh, M.D., Ph.D., to serve as a member of our Board, with a term expiring at the Company’s 2010 annual meeting of stockholders.  In addition, the Board appointed Dr. Huh as a member of the Audit Committee and the Compensation Committee of the Board.  The press release we issued announcing Dr. Huh’s election to our Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Since March 2008, Dr. Huh has served as president and chief executive officer of BiPar Sciences, Inc., a biopharmaceutical company focused on oncology therapeutics. From March 2005 to February 2008, Dr. Huh served at Nektar Therapeutics, Inc., most recently as chief operating officer and head of the PEGylation Business Unit. At Nektar, Dr. Huh led partnerships with major pharmaceutical companies, including Amgen Inc., Bayer AG, Baxter International Inc., Bristol-Myers Squibb Co., Novartis AG, and Roche Holding Ltd. From September 1997 to February 2005, Dr. Huh was a leader in the healthcare and biotechnology practice at McKinsey and Company, a management consulting firm, where he was elected partner in 2003. At McKinsey, his areas of expertise were in licensing, mergers and acquisitions and innovative product launches in the U.S., Europe and Asia. He currently serves on the board of directors at BayBio, a biotechnology industry association, Interplast, Inc. and SciDose LLC. Dr. Huh received his M.D. degree from Cornell University, his Ph.D. in Genetics/Cell Biology from Cornell University/Sloan-Kettering Institute and his A.B. in Biochemistry from Dartmouth College.

Dr. Huh is entitled to receive cash retainers and fees and equity compensation with respect to his service as a member of our Board and committees of our Board in accordance with our policy for the compensation of Board members who are not employees of the Company (“Outside Director Compensation Policy”).  Our Outside Director Compensation Policy is described under the heading “Compensation of Directors” in the Proxy Statement on Schedule 14A that we filed with the Securities and Exchange Commission on April 15, 2009, the description of which is incorporated herein by reference.  Consistent with our Outside Director Compensation Policy, we granted to Dr. Huh 8,333 shares of restricted common stock (the “Restricted Shares”) and an option to purchase 16,667 shares of common stock (the “Option”) upon his election to our Board on September 5, 2009.  All of the Restricted Shares will vest on September 5, 2010.  The Option vests with respect to 1/12 of the shares subject to the Option monthly beginning October 5, 2009.

Item 9.01  Financial statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press Release, issued by Facet Biotech Corporation on September 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2009	Facet Biotech Corporation

	By:	/s/ Francis Sarena
Francis Sarena
Vice President, General Counsel and Secretary